EXHIBIT 31.2
CERTIFICATION

I, A. Wade Pursell, certify that:

1.    I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of SM Energy Company;
2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: November 3, 2025
/s/ A. WADE PURSELL
A. Wade Pursell
Executive Vice President and Chief Financial Officer